                                                 Registration No. 33- __________
  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1996.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                           TRANS WORLD AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      4512                              43-1145889
(State or other jurisdiction of            (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)             Classification Code Number)               Identification No.)

                                ONE CITY CENTRE
                              515 N. SIXTH STREET
                           ST. LOUIS, MISSOURI 63101
                                 (314) 589-3000
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

          RETIREMENT SAVINGS PLAN FOR NON-CONTRACT EMPLOYEES OF TWA
                           (Full title of the Plan)


RICHARD P. MAGURNO                                 COPY TO:
SENIOR VICE PRESIDENT AND GENERAL COUNSEL          HOWARD E. TURNER, ESQ.
TRANS WORLD AIRLINES, INC.                         SMITH, GAMBRELL & RUSSELL
ONE CITY CENTRE                                    SUITE 3100, PROMENADE II
515 N. SIXTH STREET                                1230 PEACHTREE STREET, NE
ST. LOUIS, MISSOURI 63101                          ATLANTA, GEORGIA 30309-3592
(314) 589-3000                                     (404) 815-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
                                                   PROPOSED               PROPOSED
    TITLE OF             AMOUNT TO BE               MAXIMUM                MAXIMUM
 SECURITIES TO          REGISTERED (1)          OFFERING PRICE            AGGREGATE             AMOUNT OF
 BE REGISTERED                                   PER UNIT (1)           OFFERING PRICE       REGISTRATION FEE
                                                                            (1)
- --------------------------------------------------------------------------------------------------------------
Common Stock,           1,200,000               $10.094                $12,112,500(3)          $4,176.73
par value $.01          shares(2)
per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.
(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act. Based on prices of the Common Stock on the American Stock Exchange Composite Tape as of September 20, 1996.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The Company hereby incorporates by reference in this Registration Statement its Prospectus and the following documents:

  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

  (b) The Company's Amendment to its Annual Report on Form 10-K for the year ended December 31, 1995, as filed on Form 10-K/A;

  (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

  (d) The Company's Amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed on Form 10-Q/A;

  (e) The Company's Amendments No. 1 and 2 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed on Form 10-Q/A;

  (f)    The Company's Current Report on Form 8-K filed on March 20, 1996;

  (g)    The Company's Current Report on Form 8-K filed on March 21, 1996;

  (h)    The Company's Current Report on Form 8-K filed on September 20, 1996;

  (i) The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Commission on August 1, 1995, including any amendment or reports filed for the purpose of updating such description;

  (j) When filed, the Company's latest employee plan annual report, whether filed on Form 11-K or Form 10-K; and

  (k) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  The class of securities offered (exclusive of plan interests) is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the bests interests of TWA and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to TWA.

  The eleventh article of TWA's Third Amended and Restated Certificate of Incorporation ("Article Eleventh") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

  To the extent that a director or officer of the Company has been successful on the merits or otherwise (including without limitation by nolo contendere) in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by Article Eleventh, and the Company may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances.

  The indemnification permitted by Article Eleventh shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrators of such person. Each director of the Company has entered into an agreement that reflects the above described indemnification provisions.

  The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Eleventh or otherwise.

  If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

  The following exhibits are filed as part of this Registration Statement:


Exhibit
Number                    Description
- -------                   -----------
5                         Opinion of Smith, Gambrell & Russell

23.1                      Consent of Smith, Gambrell & Russell, included in Exhibit 5

23.2                      Consent of KPMG Peat Marwick LLP

24                        Powers of Attorney (see signature page)

99.1                      Retirement Savings Plan for Non-Contract Employees of TWA,
                          including amendment and trust agreement

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 31 day of July, 1996.

                                           TRANS WORLD AIRLINES, INC.

                                           /s/ Jeffrey H. Erickson
                                           -------------------------------------
                                           Jeffrey H. Erickson
                                           President and Chief Financial Officer


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Jeffrey H. Erickson, Richard P. Magurno,
Edward Soule and Kathleen A. Soled; and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                              Title                                    Date
         ---------                              -----                                    ----
/s/ Jeffrey H. Erickson                         President, Chief Executive               July 31, 1996
- ------------------------------------            Officer and Director
Jeffrey H. Erickson                             (Principal Executive Officer)

/s/ Edward Soule                                Executive Vice President                 September 25, 1996
- ------------------------------------            and Chief Financial Officer
Edward Soule                                    (Principal Financial Officer)

/s/ Jody A. Ruth                                Vice President and Controller            September 24, 1996
- ------------------------------------            (Principal Accounting Officer)
Jody A. Ruth

                                   Signature


/s/ Thomas F. Meagher                                              Director                                 July 29, 1996
- ------------------------------------------------
Thomas F. Meagher



/s/ John W. Bachmann                                               Director                                 July 23, 1996
- ------------------------------------------------
John W. Bachmann


/s/ William F. Compton                                             Director                                 July 25, 1996
- ------------------------------------------------
William F. Compton


/s/ Eugene P. Conese                                               Director                                 July 24, 1996
- ------------------------------------------------
Eugene P. Conese


/s/ William M. Hoffman                                             Director                                 August 31, 1996
- ------------------------------------------------
William M. Hoffman


/s/ Gerald L. Gitner                                               Director                                 July 22, 1996
- ------------------------------------------------
Gerald L. Gitner


/s/ Thomas H. Jacobson                                             Director                                 July 31, 1996
- ------------------------------------------------
Thomas H. Jacobson


/s/ Jewel LaFontang-Mankarious                                     Director                                 July 31, 1996
- ------------------------------------------------
Jewel LaFontang-Mankarious


/s/ Myron Kaplan                                                   Director                                 July 23, 1996
- ------------------------------------------------
Myron Kaplan


/s/ Willaim O'Driscoll                                             Director                                 August 31, 1996
- ------------------------------------------------
William O'Driscoll


/s/ G. Joseph Reddington                                           Director                                 July 31, 1996
- ------------------------------------------------
G. Joseph Reddington

/s/ Lawrence K. Roos                                               Director                                 July 30, 1996
- ------------------------------------------------
Lawrence K. Roos


/s/ Willaim W. Winpisinger                                         Director                                 September 25, 1996
- ------------------------------------------------
William W. Winpisinger


  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, on September 25, 1996.


                                 RETIREMENT SAVINGS PLAN FOR NON-
                                 CONTRACT EMPLOYEES OF TWA



                                 By:  /s/ Charles J. Thibaudeau
                                    ------------------------------------------
                                      Charles J. Thibaudeau,
                                      Senior Vice President-Employee Relations

                               INDEX TO EXHIBITS



Exhibit
Number                                          Description
- ------                                          -----------
5                                               Opinion of Smith, Gambrell & Russell

23.1                                            Consent of Smith, Gambrell &
                                                Russell, included in Exhibit 5

23.2                                            Consent of KPMG Peat Marwick LLP

24                                              Powers of Attorney (see signature page)

99.1                                            Retirement Savings Plan for Non-
                                                Contract Employees of TWA,
                                                including amendment and trust
                                                agreement
